EXHIBIT 32

Section 1350 Certifications

I, Andrew K. Walker, certify that this annual report on Form 10-KSB of Allied Bancshares, Inc. for the fiscal year ended December 31, 2004 containing financial statements fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in this annaul report fairly presents, in all material respects, the financial condition and results of operations of Allied Bancshares, Inc.

s/Andrew K. Walker President and Chief Executive Officer

Date: March 30, 2005

I, Richard E. Bell, certify that this annual report on Form 10-KSB of Allied Bancshares, Inc. for the fiscal year ended December 31, 2004 containing financial statements fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in this annaul report fairly presents, in all material respects, the financial condition and results of operations of Allied Bancshares, Inc.

s/Richard E. Bell Chief Accounting Officer and Chief Financial Officer

Date: March 30, 2005

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